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                                                                     EXHIBIT 5.1

                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                           Philadelphia, PA 19103-2921


September 21, 2001

Genaera Corporation
5110 Campus Drive
Plymouth Meeting, PA 19462


Re: Genaera Corporation - Registration Statement on Form S-8 Relating to the
    Genaera Corporation Amended 1998 Equity Compensation Plan
    ------------------------------------------------------------------------

Ladies and Gentlemen:

As counsel to Genaera Corporation, a Delaware corporation (the "Company"), we have assisted in the preparation of the subject Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 2,000,000 shares of the Company's common stock, par value $.002 per share (the "Shares"), issuable under the Genaera Corporation Amended 1998 Equity Compensation Plan (the "Plan").

In rendering the opinion set forth below, we have reviewed the Registration Statement and the exhibits thereto, including the Plan, certain records of the Company's corporate proceedings as reflected in its minute books and such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that the Shares issuable under the Plan will be, when issued and delivered in accordance with the terms and conditions of the Plan, validly issued, fully paid and nonassessable.

The opinion set forth above is limited to the General Corporation Law of the State of Delaware, as amended. We hereby consent to the use of this opinion as
Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules or regulations of the Commission thereunder.


Very truly yours,

/s/ Morgan, Lewis & Bockius LLP